                                                                   EXHIBIT 10.21


Agreement No._________________________


                                   ORDER FORM

--------------------------------------------------------------------------------------------------------------------
Customer:  MCI Worldcom, Inc.                                                   Contact: Dennis Muse
--------------------------------------------------------------------------------------------------------------------
Address:  1 Tower Lane, Suite 2300, Oak Brook Terrace, IL 60181                 Phone: 630.203.7381
--------------------------------------------------------------------------------------------------------------------
Equinix Location Designation: See Attached Agreement dated November 16, 1999.   Fax: 630.203.0564
--------------------------------------------------------------------------------------------------------------------
 Billing Address:  1 Tower Lane, Suite 2300, Oak Brook Terrace, IL 60181        E-Mail: dennis.muse@wcom.com

--------------------------------------------------------------------------------------------------------------------
1.  Premises:
     Building:
     Space shall refer to the items as set forth on the attached quotation.  See Attached Agreement dated November
      16, 1999.
     Fees are as set forth on the attached quotation.
     Effective Date:
--------------------------------------------------------------------------------------------------------------------
2.  Premises:
     Building:
     Space shall refer to the items as set forth on the attached quotation. See Attached Agreement dated November
      16, 1999.
     Fees are as set forth on the attached quotation.
     Effective Date:
--------------------------------------------------------------------------------------------------------------------
3.  Premises:
     Building:
     Space shall refer to the items as set forth on the attached quotation. See Attached Agreement dated November
      16, 1999.
     Fees are as set forth on the attached quotation.
     Effective Date:
--------------------------------------------------------------------------------------------------------------------
4.  Premises:
     Building:
     Space shall refer to the items as set forth on the attached quotation. See Attached Agreement dated November
      16, 1999.
     Fees are as set forth on the attached quotation.
     Effective Date:
--------------------------------------------------------------------------------------------------------------------

          This Customer Agreement (hereinafter the "Agreement") is between Equinix, Inc., a Delaware corporation (hereinafter "Equinix") and the Customer listed in the Order Form above who wishes to locate certain network and/or computer equipment (hereinafter "Equipment") within the IBX (as defined below). This Agreement includes and incorporates the Order Form, the attached quotation from Equinix, any future Order Form(s) and quotation(s) from Equinix, as well as the accompanying Terms and Conditions, and all policies published by Equinix from time to time relating to the use of the Space ("Policies") (a copy of the current version of such Policies is attached to this Agreement) and contains, among other things, warranty disclaimers, liability limitations and use limitations. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY, THERE SHALL BE NO FORCE OR EFFECT TO ANY DIFFERENT OR ADDITIONAL TERMS: (1) OF ANY RELATED PURCHASE ORDER, CONFIRMATION OR SIMILAR FORM OR (2) ATTACHED BY CUSTOMER NOT SPECIFICALLY PRE-APPROVED BY EQUINIX IN WRITING. IF CUSTOMER USES OR ORDERS ANY SPACE, SERVICES, AND/OR LICENSE FROM EQUINIX AT ANY TIME, EQUINIX'S ACCEPTANCE AND SUCH USE IS EXPRESSLY CONDITIONED UPON ASSENT TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, TO THE EXCLUSION OF ALL OTHER TERMS; IF THESE TERMS ARE CONSIDERED AN OFFER BY EQUINIX, ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS.

Equinix, Inc.                          Customer:

By: /s/ Albert M. Avery, IV            By: /s/ Dennis D. Muse
    --------------------------             ---------------------------
Name & Title:  Albert M. Avery, IV,    Name & Title: Dennis D. Muse,
               President                             President, Telecom


Equinix mailing address:

Equinix, Inc.
901 Marshall Street
Redwood City, CA 94063

Agreement No._________________________


                             TERMS AND CONDITIONS

1.  License Terms and Responsibilities of the Parties.
    --------------------------------------------------

    (a) Equinix and its affiliates build and provide Internet business and exchange facilities with related services. Upon payment of the applicable fees and subject to the terms and conditions herein, Equinix or the relevant affiliate (i) grants Customer a license ("License") to use that certain area or cabinet or rack space of the IBX (as defined below) as set forth in the Order Form attached and as further determined by Equinix (hereinafter "Space") only for installing, maintaining, and operating Equipment in the manner set forth in the Policies (as defined below), and (ii) shall provide certain services for Customer set forth herein and in the Policies ("Services"). If Equinix and Customer execute an Order Form and/or quotation or enter into any agreement for the provision of any additional services or licenses or the use of any portion of the IBX, such additional services, licenses or IBX use shall be subject to the terms and conditions of this Agreement, and shall be respectively incorporated into the terms "Services," "License," and "Space." For the purposes of this Agreement, "IBX" means the facility at the Premises of the Building set forth in the Order Form, and related facilities (including but not limited to equipment related to such facility, a parking structure that is related to such facility, and the rooftop of such Building).

     (b) Customer shall comply with Policies and shall obtain prior written consent from Equinix before engaging in, performing any activity or work, or making any changes or modifications relating to the Equipment, Space, or IBX, including but not limited to delivery, installation, connection, or removal of Equipment. Policies may be changed from time to time by Equinix in its discretion without notice. Customer shall obtain Equinix's written approval of Customer's choice of supplier and contractors engaged to perform any services (including but not limited to services under this Section 1) for Customer associated with the Equipment, Space, IBX, or Building. Customer may request Equinix to perform any such services, which Equinix or Equinix's designated agents may perform at Equinix's discretion. All costs of the services or activities under this Section 1(b) shall be at Customer's sole expense.

     (c) Customer acknowledges that the License is only to use the Space, and that Customer has not been granted any other rights or real property or other interests in the Space, the Premises or the Building.

     (d) Equinix or its designated agents shall perform services set forth in Policies which support the overall operation of each Space.

     (e) Unless otherwise elected by Equinix in writing (which Equinix may do at its option), only Equinix or its designated agents shall (at Equinix's sole discretion) connect or install a connection from the Equipment to any other equipment, utility, item, or service (collectively, "Interconnection").

     2. Additional Terms Governing Use Of Space.
        ----------------------------------------

        (a) Sublicense.

            (i) Subject to the terms and conditions under this Agreement, Customer may sublicense any part of the Space; provided that each sublicensee of Customer (1) shall not sublicense or provide or make available in any manner any part of the Space to any third party and (2) is an entity that obtains Internet and/or telecommunications services from Customer at the IBX; and provided that each such sublicensee agrees in writing to be bound by the terms, conditions, liability limitations and disclaimers set forth in this Agreement. Customer shall be responsible for any and all activities of such sublicensee. Equinix shall have no obligation to assist such sublicensee, and any breach of this Agreement by such sublicensee shall be deemed a breach of this Agreement by Customer. Customer shall not make any representations or warranties on Equinix's behalf. Customer shall indemnify and hold harmless Equinix and its affiliates, representatives, employees, other customers, contractors, and agents from any and all liability, damages, costs and expenses (including, but not limited to attorneys' fees and expenses) arising from or relating to the use of the Space or any subject matter of this Agreement.

            (ii) Equinix and Customer are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way. Each party shall make no representations to the contrary to any third party.

     (b) Insurance.

         (i) Customer agrees to maintain, at Customer's expense, for each IBX during the entire time this Agreement is in effect (1) Comprehensive General Liability Insurance in an amount not less than One Million U.S. Dollars ($1,000,000) per occurrence for bodily injury and property damage, which policy shall include a broad form comprehensive liability endorsement that specifically includes contractual liability coverage insuring Customer's activities contemplated by this Agreement; (2) Worker's Compensation and employer's liability in an amount not less than that prescribed by statutory limits covering any of its actions or damage by its Equipment at each IBX; (3) commercial automobile liability insurance (including owned, non-owned, leased and hired vehicles), which insurance shall apply to bodily injury and property damage in a combined single limit of no less than One Million U.S. Dollars ($1,000,000) per accident; (4) umbrella or excess liability insurance with a combined single limit of no less than Two Million U.S. Dollars ($2,000,000); and
(5) personal property insurance for full replacement value for the Equipment, and any trade fixtures, personal property or other property while in the care, custody, or control of Customer, Equinix and/or Equinix's designated agents. Prior to any direct or indirect use of the Space (including but not limited to delivery of any Equipment to IBX), Customer shall furnish Equinix with certificates of insurance which evidence the minimum levels of insurance set forth herein and which names Equinix and other parties with an interest in the Space as designated by Equinix, as additional insureds. The requirements in this
Section 2(b) shall be subject to change at Equinix's discretion, upon ninety
(90) days' prior written notice.

         (ii) Equinix shall have no obligation to insure or be responsible for any loss or damage to property of any kind owned or leased by Customer or its employees, contractors, and agents. Any policy of insurance covering the Equipment owned or leased by Customer against loss or physical damage shall contain a waiver by Customer of any and all claims against Equinix and other parties with an interest in the Space as designated by Equinix, and each of their directors, officers, employees, affiliates, contractors and agents. In addition, any property insurance policy carried by Customer covering property in, on or about the Building shall expressly waive any right of subrogation on the part of the insurer against Equinix and/or its officers, directors, affiliates, employees, agents and contractors when acting within the scope of their employment or engagement.

     3. Authorized Access Protection and Related Customer Responsibilities.
        ------------------------------------------------------------------

        (a) Customer's employees, representatives, and/or agents shall comply with all Premises, IBX, security and access procedures established from time to time by Equinix. Customer shall provide a written list of all employees, representatives, and/or agents of Customer who are authorized to enter the Space. Customer shall provide written notification of any changes to such list at least one (1) business day prior to the next entry of Customer to such Space. Equinix (at its discretion) may refuse entry to any persons who are not named on such list.

        (b) Except for matters in the reasonable control of Equinix, Customer is responsible for protecting Customer's authorized access (including but not limited to authorized electronic certificates issued to Customer by Equinix) to the Space and the IBX, Equinix's web site and systems, and for any authorized or unauthorized use made with such Customer's authorized access. Customer shall not permit anyone to access or use anything at the IBX, except (1) for the Building common areas, the IBX common areas (to be provided by Equinix in its sole discretion such as a kitchen and conference room), and Space, and (2) in strict compliance with this Agreement.


        (c) Customer acknowledges and agrees that Equinix and its designees shall at all times have access and entry to the Space to perform the Services and as otherwise reasonably determined by Equinix. Furthermore, Customer hereby consents to any entry into the Space by law enforcement authorities.

     4. Use of Building by Customer.
        ---------------------------

        Upon the occurrence of any event set forth in the "Use of Building by Customer" section of the Policies, Equinix may, in addition to any and all other remedies available to Equinix under this Agreement or by law or in equity, upon written notice to Customer, suspend its performance and/or terminate this Agreement with no further obligation to Customer.

Agreement No._________________________


     5. Interruptions in Service.
        ------------------------

        Equinix shall use reasonable commercial efforts to maintain the IBX in a manner that minimizes errors and interruptions in the services provided by Equinix hereunder. However, Equinix shall not be liable for any errors or interruption in service, whether within or outside of Equinix's reasonable control. Service may be temporarily unavailable for scheduled maintenance or for unscheduled emergency maintenance, either by Equinix or by third-party providers, or because of other causes beyond Equinix's reasonable control. Equinix shall use reasonable commercial efforts to provide advance notice in writing or by electronic mail or by telephone or other electronic means (including but not limited to pagers and pilots) of any scheduled service disruption.

     6. Term of Agreement, Termination, and Renewal.
        -------------------------------------------

        (a) This Agreement shall have a term of one year from the Earliest Effective Date. For the purposes of this Agreement, "Earliest Effective Date" means, for each Equinix Location Designation, the Effective Date (as set forth on the Order Form) for the earliest Space licensed by Customer in such Equinix Location Designation. Accordingly, the initial term for subsequent Spaces licensed by Customer in each Equinix Location Designation shall be from the Effective Date for such Space to the Anniversary. Each year upon the anniversary ("Anniversary") of the Earliest Effective Date, this Agreement shall be extended for an additional year for all Spaces in each Equinix Location Designation, unless either party notifies the other party at least sixty (60) days prior to the Anniversary. Any such extension shall be subject to payment of the then-current fees.

        (b) If either party breaches the terms and conditions of this Agreement with respect to a particular IBX ("Breached IBX"), the other party may terminate (at its discretion) this Agreement and all Spaces in the Breached IBX or all IBXs related to the same Equinix Location Designation as the Breached IBX, upon thirty (30) days' prior written notice (or ten (10) days in the case of nonpayment or immediately in the case of any breach of Sections 1(b) or 1(e) or 4 of this Agreement) to the breaching party if such breach is not cured within such period. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, except as expressly and unambiguously limited in this Agreement, all other remedies will remain available. This Agreement for any and all Spaces may be terminated by Equinix for cause immediately (i) if Customer ceases to do business, or otherwise terminates its business operations, or (ii) if Customer shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Customer. If the Premises or IBX becomes the subject of a condemnation action by any authority or person that has such power or Equinix's possession is otherwise terminated or abated, Equinix shall have the right to immediately terminate or abate this Agreement. Equinix will use reasonable efforts to notify Customer of any threatened termination or possession action when Equinix receives such notice.

        (c) Upon termination of this Agreement with respect to any particular Space or Spaces, all rights and licenses of Customer with respect to such Space(s) herein shall terminate, and Customer agrees to remove the Equipment, other property that has been installed by Customer or Customer's agents or representatives, and otherwise comply with Policies, no later than ten (10) days after such termination. If Customer fails to remove the Equipment and other such property within such ten (10) day period, Equinix shall be entitled to pursue all available legal remedies against Customer, including, without limitation, immediately removing the Equipment and other Customer-related property from the Space, the Premises and/or Building and storing it at Customer's expense at an off-site location and, at Equinix's option, selling the Equipment and other property to cover storage and other expenses if Customer fails to retrieve its Equipment and other property and satisfactorily pay all accrued storage and other expenses within thirty (30) days after receiving written notice from Equinix of its intention to effect such sale.

     7. Price and Payment Terms.
        -----------------------

        (a) With respect to each Equinix Location Designation, the prices set forth on the Order Form shall remain in effect for the first six months after the Earliest Effective Date. Thereafter, prices shall be subject to change, at Equinix's discretion, upon ninety (90) days' prior written notice.

        (b) Customer shall pay Equinix the then-current initial charges, monthly recurring fees (hereinafter "Recurring Fees"), and other charges and deposits set forth in the Order Form, which include charges for use of the Space. Upon the Effective Date of each Space listed on the Order Form, Customer agrees to pay: (1) the pre-paid installation charges as estimated by Equinix, and (2) a deposit equal to two months' Recurring Fees, and the other charges as specified on the Order Form for such Space ("Deposit"). For the avoidance of doubt, for each Space licensed after the Earliest Effective Date, Customer agrees to pay such additional pre-paid estimated installation charges and Deposit on the Effective Date of such subsequent Space. Further, if Customer's Recurring Fees increase, Equinix reserves the right to increase the Deposit on a commensurate basis, and such additional amount shall be due and payable to Equinix on the date set forth in Equinix's invoice. The estimated pre-paid installation charges will be applied against charges due in the first month for such Space. Following termination of the Agreement for all Spaces, such Deposit will be applied against any unpaid charges, de-installation and other ancillary costs and other amounts owed by Customer to Equinix (collectively, "Unpaid Customer Fees") and, to the extent that such Deposit exceeds such Unpaid Customer Fees, the excess will be refunded to Customer within thirty (30) days after all Unpaid Customer Fees then owed to Equinix from Customer arising out of or following the termination of this Agreement have been accounted for by Equinix. For the avoidance of doubt, Customer shall continue to pay Recurring Fees and other charges specified in the Order Form for each Space until the Agreement terminates for such Space.

        (c) Monthly payment of all Recurring Fees and other charges are due and payable on the date set forth in Equinix's invoice. However, if Equinix at any time determines that Customer's credit is not satisfactory, Customer shall make payments in advance as determined by Equinix. Without limiting any other remedies to Equinix, amounts past due will incur a finance charge at the rate of 1.5% per month of the amount past due or the maximum amount permitted by law, whichever is lower.

        (d) Customer shall pay all taxes, governmental fees, and the third party charges set forth in the Policies.

     8. Warranty Disclaimer and Limitation of Liability.
        -----------------------------------------------

        (a) CUSTOMER USE OF THE SPACE, IBX, LICENSE, EQUIPMENT, AND ANY AND ALL OF EQUINIX'S SERVICES, INCLUDING BUT NOT LIMITED TO ANY INTERCONNECTION, ARE AT CUSTOMER'S OWN RISK. EQUINIX PROVIDES THE LICENSE, IBX, SPACE, AND ANY AND ALL SERVICES HEREIN ON AN "AS IS, AS AVAILABLE" BASIS AND EQUINIX MAKES NO WARRANTY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR BODILY INJURY OF A PERSON, NEITHER EQUINIX NOR ANY OF ITS SUPPLIERS (INCLUDING BUT NOT LIMITED TO ALL EQUIPMENT AND PROPERTY SUPPLIERS), DIRECTORS, OFFICERS, AFFILIATES, SUBSIDIARIES, AGENTS, REPRESENTATIVES, CONTRACTORS OR EMPLOYEES (COLLECTIVELY, "EQUINIX AFFILIATES") SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY: (A) FOR ERROR OR INTERRUPTION OF USE OR FOR LOSS OR INACCURACY OR CORRUPTION OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR FOR RELOCATION EXPENSES OR LOSS OF BUSINESS; (B) FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS; OR (C) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL, EVEN IF ANY OF THE EQUINIX AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. IN NO EVENT SHALL ANY OF THE EQUINIX AFFILIATES BE LIABLE EITHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY, FOR PROTECTION FROM UNAUTHORIZED ACCESS TO CUSTOMER'S TRANSMISSION FACILITIES OR THE EQUIPMENT, OR FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF CUSTOMER'S DATA FILES, PROGRAMS OR OTHER INFORMATION, WHETHER THROUGH ACCIDENT, THIRD PARTY OR CUSTOMER FRAUDULENT MEANS OR DEVICES OR ANY OTHER METHOD OR MEANS, EVEN IF ANY OF THE EQUINIX AFFILIATES HAVE ASSISTED CUSTOMER WITH ACCESS MANAGEMENT FUNCTIONALITY, INCLUDING BUT NOT LIMITED TO, ACCESS LISTS AND FIREWALLS. WITHOUT LIMITING THE FOREGOING, EQUINIX AFFILIATES' TOTAL LIABILITY FOR DAMAGES TO CUSTOMER FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, AND WHETHER IN

Agreement No._________________________


CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHER THEORY SHALL BE LIMITED TO THE AGGREGATE MONTHLY CHARGES PAID BY CUSTOMER TO EQUINIX HEREUNDER DURING THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENTS GIVING RISE TO CUSTOMER'S CLAIM.

     9. Miscellaneous.
        -------------

        (a) Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Equinix's prior written consent except to any acquiror of all or substantially all of Customer's business or assets or equity securities. Equinix, its successors and assigns may each assign, transfer, and delegate any of its rights or obligations under this Agreement without Customer's consent. For the purposes of this Agreement, "Equinix" shall mean Equinix or any assignee of Equinix.

        (b) All notices, consents, or approvals required by this Agreement shall be (i) in writing sent by certified or registered air mail, postage prepaid, or by confirmed facsimile, electronic mail, or cable (confirmed by such certified or registered mail) to the parties at the addresses set forth on the Order Form or such other addresses as may be designated in writing by the respective parties or (ii) in any other manner mutually agreed upon by the parties. Notices shall be deemed effective on the date of mailing.

        (c) Except that either party may seek equitable or similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in San Francisco, California (which arbitration shall be binding and enforceable in any court of competent jurisdiction for purposes of this Agreement only) in accordance with the commercial rules of the American Arbitration Association (AAA). Equinix and Customer will each select one arbitrator and a third arbitrator will be selected unanimously by the two arbitrators selected by the parties. If the two arbitrators selected by the parties are unable to select the third arbitrator within ten (10) days of the appointment of the two arbitrators, the parties consent to the selection of the third arbitrator by the AAA administrator.

        (d) Equinix shall not be responsible for any failure to perform its obligations under this Agreement if such failure is caused by acts of God, war, labor strike, revolutions, lack or failure of transportation facilities, fire, flood, lockouts, water damage, earthquake, epidemic, explosion, storm, severe weather, nuclear radiation, contamination of soil or groundwater with toxic or hazardous materials, earth slides, freight embargo, fuel or energy shortage, loss of power or heating, ventilation, telecommunication, and/or air conditioning (HVAC) interruption, riot or public discord, civil disturbance, takings, condemnation, laws or governmental regulations or other causes which are beyond the reasonable control of Equinix. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such cause or event should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. Equinix, upon facing such cause or event, shall use reasonable endeavors in order to remedy that situation as well as to minimize its effects. Equinix shall use reasonable efforts to notify Customer of any cause or event that is the subject of this Section 9(d) within three (3) days after its occurrence.

        (e) This Agreement shall be governed in all respects by the internal laws of the State of California (as if made and entered into between California residents and fully executed within California) without regard to its conflict of laws provisions. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. federal courts in San Francisco, California. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Except for the Agreement between Equinix and Customer dated _______, this Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom. This Agreement shall not be modified except by a non-preprinted written agreement signed on behalf of Equinix and Customer by their respective duly authorized representatives and clearly understood by both parties to be an amendment or waiver of the Agreement, except as expressly and unambiguously provided herein. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party and clearly understood by the waiving party to be such a waiver. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys fees. Equinix shall not incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by Customer arising from or incident to any termination of this Agreement (or any part thereof) by Equinix which complies with the terms of the Agreement whether or not Equinix is aware of any such damage, loss or expenses. Each party shall comply with all applicable export laws, restrictions, and regulations of any United States or foreign agency or authority and will not export or re- export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such laws, restrictions or regulations. Customer represents, covenants, and warrants that Customer will comply with all applicable laws (including but not limited to laws related to spamming, spoofing, privacy, obscenity or defamation). Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

        (f) Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Sections 2(a)(i) (excluding the first sentence), 2(a)(ii), 2(b)(ii), 3(c), 6(b) (only the sentence: "Termination is not the sole remedy under this Agreement and, whether or not termination is effected, except as expressly and unambiguously limited in this Agreement, all other remedies will remain available."), 6(c), 7(b)-(d), 8, and 9.